Exhibit 99.2

Execution Version

STOCK CONVERSION, VOTING AND SUPPORT AGREEMENT

This Stock Conversion, Voting and Support Agreement (“Agreement”) is made and entered into by and between Columbia Banking System, Inc., a Washington corporation (“Purchaser”), and GF Financial, L.L.C. (“Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

R E C I T A L S:

WHEREAS, Purchaser and West Coast Bancorp, an Oregon corporation (“Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of a newly formed subsidiary of Purchaser with and into the Company, with the Company as the surviving corporation (the “Merger”), and, as part of a single integrated transaction, the merger of the surviving corporation with and into Purchaser, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Company Common Stock and/or the number of shares of the Company’s Series B preferred stock set forth, and in the manner reflected, on Attachment A hereto;

WHEREAS, as an inducement and a condition to Purchaser entering into and consummating the Merger Agreement, Purchaser has required that Shareholder enter into this Agreement so as to make more likely the approval of the Merger by the requisite vote of Company’s shareholders and to promote stability between Purchaser and its substantial shareholders following consummation of the Merger;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONVERSION OF SERIES B PREFERRED STOCK

Section 1.01 Conversion. Prior to or effective upon consummation of the Merger, Shareholder shall exercise in full its conversion right in respect of the Merger as a Reorganization Event (as defined in the Company’s Articles of Amendment to Designate the Terms of Mandatorily Convertible Cumulative Participating Preferred Stock, Series B) to convert all of its shares of Series B preferred stock into the Merger Consideration pursuant to the rights of election set forth in the Merger Agreement.

Section 1.02 Other Documents. At the request of Purchaser and/or the Company and without further consideration, Shareholder shall execute and deliver such additional conversion documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the conversion of the preferred stock contemplated by this Article I.

ARTICLE II

AGREEMENT TO VOTE

Section 2.01 Agreement to Vote in favor of Merger. Shareholder hereby agrees that from the date hereof until the earlier of (i) the occurrence of the Effective Time and (ii) the time this Agreement terminates under Section 5.01 (the “Support Period”) at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all of its voting shares of capital stock of the Company entitled to vote at such meeting, including all voting shares listed on Attachment A (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Purchaser to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

Section 2.02 Transfer Restrictions prior to Merger. Shareholder agrees that it will not, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), or (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable. Notwithstanding the foregoing, Shareholder may transfer Owned Shares to a controlled affiliate, so long as prior to such transfer, such controlled affiliate enters into an agreement with Purchaser pursuant to which such controlled affiliate agrees to be bound by (and has full ability to perform the terms of) this Agreement to the full extent Shareholder is bound.

Section 2.03 Inconsistent Agreements. Shareholder hereby covenants and agrees that, except for or in a manner consistent with this Agreement, it (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares. Purchaser acknowledges that Shareholder has received a waiver from the Company with respect to its obligations under Section 4.1(a) of the Investment Agreement by and between the Company and Shareholder, dated as of October 23, 2009, to enter into this Agreement and perform its obligations hereunder.

ARTICLE III

STANDSTILL

Section 3.01 Limitation on Acquisition of Shares. Shareholder agrees that until this Agreement terminates under Section 5.01 (the “Standstill Period”), such Shareholder, individually or in concert with others acting as a 13D Group (as defined below) will not, and will cause each of its principals, directors, members, general partners, managers, officers and its controlled affiliates, not to, in any way, without the prior written consent of the Purchaser, acquire, agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another person or entity, by joining a

13D Group, through the use of a derivative instrument or voting agreement) or otherwise knowingly facilitate the acquisition of, any beneficial ownership of any capital stock of the Purchaser or its successors that would result in Shareholder and its controlled affiliates beneficially owning in excess of the greater of (X) an amount of shares equal to 4.9% of the total outstanding shares of common stock of Purchaser immediately following the Effective Time and (Y) the aggregate beneficial ownership, expressed in percentage terms, of Shareholder and its controlled affiliates of outstanding shares of common stock of Purchaser immediately following the Effective Time (giving effect to the Merger and the transactions contemplated by the Merger Agreement, including the issuance of shares of Purchaser common stock in the Merger and the issuance of any shares of Purchaser common stock obtainable upon the exercise of the such Shareholder’s Equivalent Warrants). For the avoidance of doubt, this Section 3.01 shall not be construed to limit Shareholder from acquiring in excess of 4.9% of the total outstanding shares of common stock of Purchaser by virtue of the Merger. A “13D Group” shall mean any group of persons or entities that is affiliated and acting in concert or that holds or is formed for the purpose of holding, voting, or disposing any voting securities of the Purchaser which would be required under Section 13(d) of the Securities Exchange Act, as amended, and the rules and regulations promulgated thereunder to file a statement on Schedule 13D if such group were to beneficially own voting securities representing more than five percent (5%) of any voting securities then outstanding.

Section 3.02 Participation Limitations. Shareholder agrees that during the Standstill Period, Shareholder will not, individually or in concert with others acting as a 13D Group will not: (a) make or in any way participate in the “solicitation” of “proxies” (as such terms are used in the rules and regulations of the Securities Exchange Commission) with respect to any shares of stock of Purchaser; (b) propose any stockholder resolutions in respect of Purchaser under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or otherwise; (c) seek to call any meeting of shareholders of the Purchaser; or (d) seek to take any action by written consent of shareholders of the Purchaser; or (e) seek to advise or influence any other person or entity with respect to the voting of common stock of the Purchaser. Shareholder agrees that during the Standstill Period, that such Shareholder: (i) except for pursuant to pledges, will not deposit any Owned Shares in any voting trust or, except as contemplated in this Agreement, subject any Owned Shares to any arrangement or agreement with any person or entity with respect to the voting of such Owned Shares; (ii) will not join a 13D Group or other group, or otherwise act in concert with any person or entity for the purpose of acquiring, holding, voting or disposing of any Owned Shares; or (iii) will not, individually or in concert with others acting as a 13D Group, without the prior written consent of the Purchaser, seek or propose (whether publically or otherwise) to effect control of the management, board of directors (including but not limited to a removal of a director) or policies of the Purchaser.

Section 3.03 No Restrictions on Voting. Nothing in this Agreement shall prevent Shareholder or its affiliates from voting shares of Purchaser capital stock in any manner. Nothing in this Agreement shall apply to any portfolio company of Shareholder with respect to which Shareholder is not the party exercising control over decisions to purchase or vote shares of Purchaser capital stock; provided that such portfolio company is not acting at the request or direction of or in coordination with Shareholder.

Section 3.04 Communications with Personnel. Shareholder shall communicate any comments or concerns with respect to the Purchaser or its subsidiaries directly to the Chief Executive Officer or Chief Financial Officer of the Purchaser. If Shareholder wishes to communicate with other personnel of the Purchaser, they shall direct such requests to the Chief Executive Officer or Chief Financial Officer of the Purchaser, who will facilitate access and communications consistent with the Purchaser’s protocol for such matters.

ARTICLE IV

REPRESENTATIONS, WARRANTIES & COVENANTS

Section 4.01 Shareholder Representations and Warranties. Shareholder hereby represents and warrants to Purchaser as follows:

(a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery by Purchaser, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(e) On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Company Common Stock and/or Company Series B Preferred Stock owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder’s obligations hereunder. As of the date hereof Shareholder has, and at the Company Shareholder Meeting or any other shareholder meeting of the Company in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(f) Shareholder understands and acknowledges that each of Purchaser and Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

Section 4.02 Purchaser Representations and Warranties. Purchaser hereby represents and warrants to Shareholder as follows:

(a) Purchaser has full legal right and capacity to execute and deliver this Agreement, to perform Purchaser’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Purchaser and the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.03 Shareholder Covenants. Shareholder hereby covenants and agrees with Purchaser as follows:

(a) Shareholder agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

(b) Shareholder agrees to permit Purchaser and/or the Company to publish and disclose in any proxy statement or securities filing, Shareholder’s identity and ownership of shares of Company’s or Purchaser’s common stock and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

(c) From time to time, at the request of Purchaser and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE V

TERMINATION

Section 5.01 Termination of Agreement. This Agreement shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms; (ii) the date that is three (3) years after consummation of the Merger; (iii) the date that the Merger Agreement is amended in a manner materially adverse to the economic interests of the Shareholder or (iv) the date that the Purchaser sells all or substantially all of its assets to an acquirer, is otherwise acquired (whether by merger, consolidation, tender or exchange offer or otherwise) or consummates a business combination or similarly transformative transaction or merges into a successor-in-interest that is the surviving party in such merger, in each case in a transaction that is not an internal reorganization and that was recommended by the board of directors of Purchaser and approved by the shareholders of Purchaser at a meeting held for that purpose.

Section 5.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement occurring prior to such termination.

Section 5.03 Indemnity. The Purchaser agrees to indemnify and hold harmless Shareholder and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls Shareholder within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (each, an “Indemnified Party”), to the fullest extent lawful, from and against any out-of-pocket legal defense costs and related expenses (including reasonable attorneys’ fees and disbursements), arising out of or resulting from any claim or proceeding made or instituted by any Governmental Entity, stockholder of the Company or any other person (other than an Indemnified Party) prior to the one year anniversary of the Effective Time arising out of or resulting from the Shareholder’s entry into this Agreement and performance of its obligations hereunder, provided that (i) such indemnifiable costs and expenses, when aggregated with the indemnifiable costs and expenses, if any, of other indemnified parties under similar Stock Conversion, Voting and Support Agreements with Purchaser executed in connection with the Merger, shall not in the aggregate exceed $500,000 and (ii) Purchaser shall not be required to indemnify an Indemnified Party to the extent of any insurance proceeds actually received by such Indemnified Party for any otherwise indemnifiable costs and expenses under this Section 5.03.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 6.02 Entire Agreement; Assignment. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement is binding on Shareholder and Purchaser. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Except for Section 5.03, which is intended to benefit each Indemnified Party, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided however that the rights under this Agreement are assignable by the Purchaser to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction.

Section 6.03 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email facsimile is promptly confirmed by telephone confirmation thereof, to the subject Shareholder at the address set forth below at the signature lines hereto, or such other address as may be designated in writing hereafter, in the same manner, by such person, and to the Purchaser to the following address:

(a)	if to Purchaser, to:

Columbia Banking System, Inc.
1301 “A” Street
Tacoma, WA 98402-4200
Attention: Melanie J. Dressel, President & Chief Executive Officer
Facsimile: (253) 272-2601

with a copy (which shall not constitute notice) to:

Graham & Dunn, P.C.
2801 Alaskan Way, Suite 300
Seattle, WA 98112
Attention: Stephen M. Klein
Facsimile: (206) 340-9599

Section 6.04 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Purchaser and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.05 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets of the respective party to this Agreement, without the prior written consent of the other party hereto; provided that Purchaser may assign its rights and obligations under this Agreement to a Subsidiary of Purchaser, so long as Purchaser remains liable for its obligations hereunder.

Section 6.06 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 6.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH

PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.07.

Section 6.08 Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Purchaser would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Purchaser may be entitled (including monetary damages), Purchaser shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that neither Purchaser nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.08, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.09 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

Section 6.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 6.11 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to Shareholder.

Section 6.12. This Agreement applies solely to Shareholder in its capacity as a shareholder and nothing in this Agreement shall prevent any director of the Company (including any representative of Shareholder) from discharging his or her fiduciary duties as a director of the Company.

Section 6.13. Purchaser agrees that Shareholder shall be entitled to the benefits of the Merger Agreement with respect to its Class C Warrant.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Stock Conversion, Voting and Support Agreement as of the 25th day of September, 2012.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
Name:	Melanie J. Dressel
Title:	President and Chief Executive Officer

GF FINANCIAL, LLC, a Delaware limited liability company

By:	Diaco Investments, L.P., a Delaware limited partnership and managing member of GF Financial, LLC

By:	/s/ Simon Glick
Name:	Simon Glick
Title:	Managing Member

By:	Siget, L.L.C., a Delaware limited liability company and general partner of Diaco Investments, L.P.

By:	/s/ Simon Glick
Name:	Simon Glick
Title:	Managing Member

Address:

[Signature Page to Stock Conversion, Voting and Support Agreement]

Attachment A

LISTING OF OWNED SHARES

GF Financial, L.L.C.

1,457,000 shares of Company Common Stock

8,782 shares of Series B Preferred Stock (convertible into 87,820 shares of Company Common Stock)

Class C Warrant exercisable for 55,000 shares of Series B Preferred Stock (which shares would be convertible into 550,000 shares of Company Common Stock).